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                                                      EXHIBIT

                                               JOINT FILING AGREEMENT

         Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13G to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.

Date:    June 19, 2001

                                       AUGUSTINE FUND, L.P.

                                       By:   AUGUSTINE CAPITAL MANAGEMENT, LLC
                                             General Partner

                                       By:         /s/ John T. Porter
                                                   John T. Porter, President


                                       AUGUSTINE CAPITAL MANAGEMENT, LLC

                                       By:         /s/ John T. Porter
                                                   John T. Porter, President



By:      /s/ David R. Asplund
          David R. Asplund

By:      /s/ Thomas Duszynski
          Thomas Duszynski

By:      /s/ David M. Matteson
          David M. Matteson

By:      /s/ Brian D. Porter
          Brian D. Porter

By:      /s/ John T. Porter
          John T. Porter